                                                                    EXHIBIT 99.1






                      Press Release dated January 16, 2003
                                   of ElkCorp

PRESS RELEASE                                                       TRADED: NYSE
FOR IMMEDIATE RELEASE                                               SYMBOL: ELK


FOR FURTHER INFORMATION:

Harold R. Beattie, Jr.
Sr. Vice President, Chief Financial Officer and Treasurer
(972) 851-0523


               ELKCORP REPORTS SECOND QUARTER FISCAL 2003 RESULTS

DALLAS, TEXAS, January 16, 2003 . . . . ElkCorp today reported net income of
$2.8 million, or $0.14 per diluted share, for its seasonally slower second fiscal quarter ending December 31, 2002, compared to net income of $1.3 million, or $0.06 per share, during the same quarter last year. Sales during the quarter were $109.1 million, compared to $113.1 million during the same quarter last year.

Effective August 13, 2002, ElkCorp changed its method of accounting for employee stock options from the variable to fixed method. This change resulted from ElkCorp's termination of a cashless relinquishment alternative, previously available under its 1998 Incentive Stock Option Plan. The use of variable stock option accounting during the year-ago December 2001 quarter resulted in $4.0 million of pre-tax, noncash stock option compensation expense that would have not been present under fixed stock option accounting. If ElkCorp had used fixed stock option accounting during the year-ago December 2001 quarter, pro forma income would have been $3.9 million, or $0.20 per share.

Thomas D. Karol, ElkCorp's Chairman of the Board and Chief Executive Officer, said, "Stronger than expected shingle shipments during the second half of December, and lower than previously anticipated expenses and customer rebates, enabled us to exceed our more conservative earnings outlook of just several weeks ago. We are very pleased to end an otherwise very challenging quarter on a positive note," he said.

SEGMENT OPERATING RESULTS

Second quarter Building Products sales increased 1.7% to $98.6 million, compared to $97.0 million in the year-ago quarter. Operating profit was $7.5 million, compared to $9.7 million in the same quarter last year. Compared to the same quarter last year, higher sales reflected a 10.4% increased in unit shingle shipments, a 2.6% decline in average selling prices, a sales mix containing a higher proportion of lower value products, and



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PRESS RELEASE
ElkCorp
January 16, 2003
Page 2


lower external nonwoven mat sales. Lower external nonwoven volumes were largely offset by higher internal consumption of nonwoven mat utilized in the manufacture of roofing products. Comparable profit contributions are derived from both external and internal nonwoven consumption. Significantly higher asphalt costs ($2.5 million), unusually high litigation costs ($0.5 million), limited production of a new "beta" shingle product ($0.5 million), and start-up losses at Elk Composite Building Products ($0.5 million), reduced operating profit by a total of $4.0 million. Good expense control during the quarter resulted in lower controllable expenses.

Second quarter sales for the Other, Technologies segment totaled $10.4 million, compared to $16.2 million in the year-ago quarter. Operating profit was $1.2 million, compared to $1.1 million in the same quarter last year. Seasonal increases in cellular handset related sales and growing sales momentum in other product categories resulted in a $0.2 million operating profit at Cybershield during the quarter. Ortloff recorded operating profit of $1.1 million and Chromium experienced an operating loss of $0.1 million during the quarter.

FINANCIAL CONDITION

At December 31, 2002, the principal amount of ElkCorp's long-term debt was $120.0 million. In June 2002, the company entered into an interest rate swap that effectively converted the interest rate from fixed to floating on $60.0 million of its long-term debt through 2012. At December 31, 2002, the fair market value of this interest rate hedge was approximately $5.4 million. Accounting rules require that this amount be recorded on the balance sheet as an increase in "other assets", offset by a corresponding increase in the carrying value of "long-term debt". Therefore, ElkCorp's balance sheet at December 31, 2002 reflects long-term debt of $125.4 million. ElkCorp has no off-balance sheet arrangements or transactions with unconsolidated, special purpose entities.

At December 31, 2002, ElkCorp's liquidity consisted of $17.8 million of cash and cash equivalents and $97.4 million of available borrowings under a $100 million committed revolving credit facility. ElkCorp's debt to capital ratio (after deducting cash and marketable securities from ElkCorp's $120.0 million of principal debt) was 35.4%.

OUTLOOK

Mr. Karol said, "Surprising strength in our roofing shipments during the month of December was likely the result of a higher incidence of storm activity in some regions, and inventory purchases by distributors in advance of scheduled price increases and to hedge against potential asphalt shortages. Demand was particularly strong in West Coast markets and was probably related to the series of El Nino storms, containing heavy rain and strong winds, that affected the area. We expect to see continued strengthening in the roofing market during the coming spring and summer months.



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PRESS RELEASE
ElkCorp
January 16, 2003
Page 3


"It has become apparent that the extended paralysis of Venezuela's oil industry will result in asphalt shortages to the U.S. roofing industry. Asphalt in is in short supply in certain eastern markets and suppliers have begun to allocate available supplies to contractual customers based upon historical usage. As a result of our strong current inventory position, we do not expect that the current asphalt allocations will significantly impair our future sales. We do, however, expect that our near term asphalt costs could increase by $30-$40 per ton over December levels. Effective January 6, 2003, we implemented a 3% price increase intended to recover prior increases in our asphalt costs. We intend to implement another larger price increase in February 2003 to recover the latest round of asphalt cost escalation. We believe that current market conditions are conducive to our realization of both price increases.

"During the quarter, we completed the assimilation of our new composite building products acquisition, and expanded and improved its product line for decking, transportation and other applications. We also purchased additional equipment to bring its manufacturing capacity up to a critical mass. By the end of March 2003, this entity will have the manufacturing capacity to generate $15-$20 million of annual sales and should begin contributing to profitability at that time.

"We are very pleased with the progress made by Cybershield during the quarter, and believe we are on the right track to successfully reposition this business for sustained profitability. Ortloff's activity backlog is strong and we expect it will generate good, to potentially excellent, results over the remainder of fiscal 2003. We expect that Chromium's operating profits will improve during the second half the year as a result of increasing sales from new wear tile and abrasion plate products.

"California has not yet announced its definitive new fire standard for mattress products. We currently expect a decision by the end of January 2003, with compliance being required by January 2004. We are hopeful that meaningful sales opportunities will begin to develop during the second half of calendar 2003. We continue to be very excited about the future market potential of our VersaShield TB 129 fire-barrier fabric.

"Our earnings outlook for full fiscal year 2003 remains unchanged at $1.23 to $1.33 per diluted share ($1.05 to $1.15 per diluted share excluding first quarter income from variable stock option accounting), and we remain comfortable with the current analysts' consensus estimate of $0.23 per diluted share for our third fiscal quarter ending March 31, 2003," he concluded.



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PRESS RELEASE
ElkCorp
January 16, 2003
Page 4


CONFERENCE CALL

ElkCorp will host a conference call tomorrow, Friday, January 17, 2003, at 11:00 a.m. Eastern time (10:00 a.m. Central time). The conference call will be broadcast live over the Internet. Interested parties can access the conference call through the ElkCorp website at www.elkcorp.com (Investor Relations / Calls & Presentations) or by visiting www.prnewswire.com.

SAFE HARBOR PROVISIONS

In accordance with the safe harbor provisions of the securities law regarding forward-looking statements, in addition to the historical information contained herein, the above discussion contains forward-looking statements that involve risks and uncertainties. The statements that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements usually are accompanied by words such as "optimistic," "outlook," "believe," "estimate," "potential," "project," "expect," "anticipate," "plan," "predict," "could," "should," "may," "likely," or similar words that convey the uncertainty of future events or outcomes. These statements are based on judgments the company believes are reasonable; however, ElkCorp's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences could include, but are not limited to, changes in demand, prices, raw material costs, transportation costs, changes in economic conditions of the various markets the company serves, changes in the amount and severity of inclement weather, acts of God, war or terrorism, as well as the other risks detailed herein, and in the company's reports filed with the Securities and Exchange Commission, including but not limited to, its Form 10-K for the fiscal year ending June 30, 2002, and subsequent Forms 8-K and 10-Q.

                                   ----------

ElkCorp, through its subsidiaries, manufactures Elk brand premium roofing and building products (over 90% of consolidated sales) and provides technologically advanced products and services to other industries. Each of ElkCorp's principal operating subsidiaries is the leader or one of the leaders within its particular market. Its common stock is listed on the New York Stock Exchange (ticker symbol: ELK).



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PRESS RELEASE
ElkCorp
January 16, 2003
Page 5

CONDENSED RESULTS OF OPERATIONS
(Unaudited, $ in thousands)

                                                                                                       Trailing
                                             Three Months Ended          Six Months Ended         Twelve Months Ended
                                                 December 31,              December 31,               December 31,
                                              2002         2001         2002          2001         2002          2001
                                           ----------   ----------   ----------    ----------   ----------    ----------
SALES                                      $  109,063   $  113,128   $  229,145    $  256,347   $  479,324    $  453,215
                                           ----------   ----------   ----------    ----------   ----------    ----------

COSTS AND EXPENSES:
       Cost of sales                           89,131       90,107      184,559       206,611      388,225       372,505
       Selling, general & administrative       13,970       15,421       28,072        30,461       57,002        54,671
       Noncash stock option compensation            0        4,040       (5,378)        5,477       (4,821)        5,954
       Interest expense, net                    1,373        1,337        3,053         3,617        5,523         5,880
                                           ----------   ----------   ----------    ----------   ----------    ----------

Total Costs and Expenses                      104,474      110,905      210,306       246,166      445,929       439,010
                                           ----------   ----------   ----------    ----------   ----------    ----------

INCOME BEFORE INCOME TAXES                      4,589        2,223       18,839        10,181       33,395        14,205

Provision for income taxes                      1,773          960        7,027         4,018       12,653         5,539
                                           ----------   ----------   ----------    ----------   ----------    ----------

NET INCOME                                 $    2,816   $    1,263   $   11,812    $    6,163   $   20,742    $    8,666
                                           ==========   ==========   ==========    ==========   ==========    ==========

INCOME PER COMMON SHARE-BASIC              $     0.14   $     0.07   $     0.61    $     0.32   $     1.07    $     0.45
                                           ==========   ==========   ==========    ==========   ==========    ==========

INCOME PER COMMON SHARE-DILUTED            $     0.14   $     0.06   $     0.60    $     0.32   $     1.05    $     0.45
                                           ==========   ==========   ==========    ==========   ==========    ==========

PRO FORMA INFORMATION:
   EXCLUDING NONCASH STOCK OPTION
       COMPENSATION -
       NET INCOME                          $    2,816   $    3,889   $    8,316    $    9,723   $   17,608    $   12,536
                                           ==========   ==========   ==========    ==========   ==========    ==========

       INCOME PER COMMON SHARE-BASIC       $     0.14   $     0.20   $     0.43    $     0.51   $     0.91    $     0.65
                                           ==========   ==========   ==========    ==========   ==========    ==========

       INCOME PER COMMON SHARE-DILUTED     $     0.14   $     0.20   $     0.42    $     0.50   $     0.90    $     0.64
                                           ==========   ==========   ==========    ==========   ==========    ==========

AVERAGE COMMON SHARES OUTSTANDING
    Basic                                      19,484       19,244       19,473        19,238       19,429        19,231
                                           ==========   ==========   ==========    ==========   ==========    ==========

    Diluted                                    19,580       19,648       19,587        19,556       19,672        19,473
                                           ==========   ==========   ==========    ==========   ==========    ==========



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PRESS RELEASE
ElkCorp
January 16, 2003
Page 6


FINANCIAL INFORMATION BY COMPANY SEGMENTS
(Unaudited, $ in thousands)

                                                                                                                  Trailing
                                                      Three Months Ended           Six Months Ended          Twelve Months Ended
                                                         December 31,                December 31,                December 31,
                                                      2002          2001          2002          2001          2002          2001
                                                   ----------    ----------    ----------    ----------    ----------    ----------
SALES
      Building Products                            $   98,622    $   96,964    $  211,938    $  227,989    $  443,622    $  404,652

      Other, Technologies                              10,441        16,164        17,207        28,358        35,702        48,526

      Corporate & Eliminations                              0             0             0             0             0            37
                                                   ----------    ----------    ----------    ----------    ----------    ----------
                                                   $  109,063    $  113,128    $  229,145    $  256,347    $  479,324    $  453,215
                                                   ==========    ==========    ==========    ==========    ==========    ==========

OPERATING PROFIT (LOSS)
      Building Products                            $    7,491    $    9,672    $   21,989    $   24,297    $   51,017    $   35,474

      Other, Technologies                               1,189         1,073           100         1,166        (5,420)        1,155

      Corporate & Eliminations
        Before noncash stock option compensation       (2,718)       (3,145)       (5,575)       (6,188)      (11,500)      (10,590)
        Noncash stock option compensation                   0        (4,040)        5,378        (5,477)        4,821        (5,954)
                                                   ----------    ----------    ----------    ----------    ----------    ----------
      Total Corporate & Eliminations                   (2,718)       (7,185)         (197)      (11,665)       (6,679)      (16,544)
                                                   ----------    ----------    ----------    ----------    ----------    ----------
                                                   $    5,962    $    3,560    $   21,892    $   13,798    $   38,918    $   20,085
                                                   ==========    ==========    ==========    ==========    ==========    ==========

PRESS RELEASE
ElkCorp
January 16, 2003
Page 7


CONDENSED BALANCE SHEET
(Unaudited, $ in thousands)


                                                        December 31,
ASSETS                                                2002         2001
------                                             ----------   ----------
Cash and cash equivalents                          $   17,804   $      179
Receivables, net                                       67,309       59,168
Inventories                                            61,846       47,445
Deferred income taxes                                   3,920        5,987
Prepaid expenses and other                              9,537        9,367
                                                   ----------   ----------

      Total Current Assets                            160,416      122,146

Property, plant and equipment, net                    217,848      216,087
Other assets                                           12,231        2,418
                                                   ----------   ----------

      Total Assets                                 $  390,495   $  340,651
                                                   ==========   ==========



                                                        December 31,
LIABILITIES AND SHAREHOLDERS' EQUITY                  2002         2001
------------------------------------               ----------   ----------
Accounts payable and accrued liabilities           $   43,913   $   57,068
Current maturities on long-term debt                        0            0
                                                   ----------   ----------

      Total Current Liabilities                        43,913       57,068

Long-term debt, net                                   125,421       84,000
Deferred income taxes                                  35,096       32,878
Shareholders' equity                                  186,065      166,705
                                                   ----------   ----------

      Total Liabilities and Shareholders' Equity   $  390,495   $  340,651
                                                   ==========   ==========

PRESS RELEASE
ElkCorp
January 16, 2003
Page 8


CONDENSED STATEMENT OF CASH FLOWS
(Unaudited, $ in thousands)

                                                          Six Months Ended
                                                            December 31,
                                                         2002          2001
                                                      ----------    ----------
CASH FLOWS FROM:
OPERATING ACTIVITIES
Net income                                            $   11,812    $    6,163
Adjustments to net income
       Depreciation and amortization                       9,101         8,977
       Deferred income taxes                               3,358         4,256
       Changes in assets and liabilities:
           Trade receivables                              27,635        14,492
           Inventories                                   (14,708)        3,571
           Prepaid expenses and other                         16          (880)
           Accounts payable and accrued liabilities       (8,160)        9,034
                                                      ----------    ----------

Net cash from operations                                  29,054        45,613
                                                      ----------    ----------

INVESTING ACTIVITIES
       Additions to property, plant and equipment        (19,354)       (4,989)
       Acquisition of business                            (2,224)            0
       Other, net                                           (301)          287
                                                      ----------    ----------

Net cash from investing activities                       (21,879)       (4,702)
                                                      ----------    ----------

FINANCING ACTIVITIES
       Long-term  borrowings (repayments), net                 0       (39,300)
       Dividends on common stock                          (1,948)       (1,931)
       Treasury stock transactions and other, net            141           371
                                                      ----------    ----------

Net cash from financing activities                        (1,807)      (40,860)
                                                      ----------    ----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                  5,368            51

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR            12,436           128
                                                      ----------    ----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD            $   17,804    $      179
                                                      ==========    ==========